                                                                     Exhibit 2.3



                    ==============================================

                              STOCKHOLDERS' AGREEMENT



                              dated as of May 18, 1998


                                       among


                         CLUETT AMERICAN INVESTMENT CORP.,


                         VESTAR CAPITAL PARTNERS III, L.P.,


                         A&M INVESTMENT ASSOCIATES #7, LLC,


                           THE CO-INVESTORS NAMED HEREIN,


                      THE ORIGINAL EQUITY HOLDERS NAMED HEREIN



                                        and


                       THE MANAGEMENT INVESTORS NAMED HEREIN


                    ==============================================

                                  TABLE OF CONTENTS

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                                                                            ----

SECTION 1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Other Definitional Provisions; Interpretation. . . . . . . . . . .   5

SECTION 2.     VOTING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .   6
     2.1  Election of Directors. . . . . . . . . . . . . . . . . . . . . . .   6
     2.2  Other Voting Matters . . . . . . . . . . . . . . . . . . . . . . .   8
     2.3  Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.     TRANSFERS AND ISSUANCES . . . . . . . . . . . . . . . . . . .   9
     3.1  Limitations on Transfer. . . . . . . . . . . . . . . . . . . . . .   9
     3.2  Transfers to Affiliates. . . . . . . . . . . . . . . . . . . . . .   9
     3.3  Effect of Void Transfers . . . . . . . . . . . . . . . . . . . . .  10
     3.4  Legend on Securities . . . . . . . . . . . . . . . . . . . . . . .  10
     3.5  Tag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.6  Public Offerings, etc. . . . . . . . . . . . . . . . . . . . . . .  13
     3.7  Drag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.8  Participation Right. . . . . . . . . . . . . . . . . . . . . . . .  14
     3.9  Rights of First Refusal. . . . . . . . . . . . . . . . . . . . . .  15

SECTION 4.     REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . .  16
     4.1  Demand Registration. . . . . . . . . . . . . . . . . . . . . . . .  16
     4.2  Incidental Registration. . . . . . . . . . . . . . . . . . . . . .  17
     4.3  Registration Procedures. . . . . . . . . . . . . . . . . . . . . .  19
     4.4  Underwritten Offerings . . . . . . . . . . . . . . . . . . . . . .  22
     4.5  Preparation; Reasonable Investigation. . . . . . . . . . . . . . .  23
     4.6  Limitations, Conditions and Qualifications to Obligations under
          Registration Covenants . . . . . . . . . . . . . . . . . . . . . .  23
     4.7  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.9  Participation in Underwritten Registrations. . . . . . . . . . . .  27
     4.10 Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.11 Holdback Agreements. . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 5.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.1  Additional Securities Subject to Agreement . . . . . . . . . . . .  28
     5.2  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.3  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.4  Other Stockholders' Agreements . . . . . . . . . . . . . . . . . .  28
     5.5  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     5.6  Successors, Assigns and Transferees. . . . . . . . . . . . . . . .  29
     5.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     5.8  Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                                            Page
                                                                            ----

     5.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.11 Governing Law, Etc.. . . . . . . . . . . . . . . . . . . . . . . .  31
     5.12 Additional Management Investors. . . . . . . . . . . . . . . . . .  32
     5.13 Additional Stockholders. . . . . . . . . . . . . . . . . . . . . .  32
     5.14 Certain Information. . . . . . . . . . . . . . . . . . . . . . . .  32

          STOCKHOLDERS' AGREEMENT, dated as of May 18, 1998, among Cluett American Investment Corp. (the "COMPANY"), Vestar Capital Partners III, L.P. ("VESTAR"), A&M Investment Associates #7, LLC ("ALVAREZ & MARSAL"), the parties identified on the signature pages hereto as Co-Investors (the "CO-INVESTORS"), the parties identified on the signature pages hereto as Original Equity Holders (the "ORIGINAL EQUITY HOLDERS") and the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 5.12 as Management Investors (the "MANAGEMENT INVESTORS").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, as of the Closing Date Vestar, Alvarez & Marsal, the Co-Investors, the Original Equity Holders and the Management Investors are the holders of all of the outstanding shares of capital stock of the Company and other outstanding securities exercisable or exchangeable for or convertible into voting stock of the Company; and

          WHEREAS, the parties hereto wish to enter into certain agreements with respect to the holdings by Vestar, Alvarez & Marsal, the Co-Investors, the Original Equity Holders and the Management Investors and their respective permitted transferees of capital stock of the Company and securities exercisable or exchangeable for or convertible into capital stock of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "AFFILIATE" shall mean, (a) with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) any director, officer, partner, member or employee of such Person or any Person specified in clause (i) above, or
     (iii) any Immediate Family Member of any Person specified in clause (i) or
     (ii) above; and (b) shall also include, with respect to any Person who is an individual, a trust the beneficiaries of which, or a corporation or partnership the stockholders or limited or general partners of which, include only such individual and such individual's Immediate Family Members.

          "AGREEMENT" shall mean this Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "BOARD OF DIRECTORS" shall mean, unless otherwise specified hereunder, the Board of Directors of the Company.

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "BY-LAWS" shall mean the By-Laws of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CAUSE" shall mean (i) wilful malfeasance or wilful misconduct by a director in connection with the performance of his duties as such, (ii) the commission by a director of (a) any felony or (b) a misdemeanor involving moral turpitude or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Company), breached a fiduciary duty owed by him or her to another Person.

          "CDR PARTICIPATIONS" shall mean CDR Participations, a French public agency.

          "CDR SAS" shall mean Consortium de Realisation SAS, a French public agency.

          "CERTIFICATE OF INCORPORATION" shall mean the Restated Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CLOSING DATE" shall mean the date of the sale of Common Stock and the Junior Preferred Stock to the Initial Investors pursuant to their Stock Subscription Agreements.

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          "COMMON STOCK EQUIVALENTS" shall mean any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

          "COMMON STOCK REQUEST" shall have the meaning set forth in Section 4.1(a).

          "CUSTODY AGREEMENT AND POWER OF ATTORNEY" shall have the meaning set forth in Section 4.2(c).

          "EQUITY INTERESTS" shall have the meaning set forth in Section 3.8(a).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "EXEMPT TRANSFERS" shall mean, collectively, (i) the pledge by SAEPIC of 14,558 shares of Common Stock owned by it in favor of SES pursuant to that certain Pledge Agreement, dated September 20, 1993, by and between SAEPIC and SES, together with any Transfer of such shares to SES in connection with any foreclosure by SES upon any or all of such shares pursuant to such Pledge Agreement and (ii) the pledge by SAEPIC of 10,141 shares of Common Stock owned by it in favor of CDR Participations pursuant to that certain Pledge Agreement, dated September 20, 1993, by and between SAEPIC and CDR Participations, together with any Transfer of such shares to CDR in connection with any foreclosure by CDR Participations upon any or all of such shares pursuant to such Pledge Agreement.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HOLBETON LIMITED" shall mean Holbeton Limited, a Jersey corporation.

          "IMMEDIATE FAMILY MEMBER" shall mean, with respect to any Person, a spouse, parent, child or sibling of such Person.

          "INDEPENDENT DIRECTOR" shall mean any director of the Company who is not an Affiliate of any Stockholder or an employee of the Company or any of its Affiliates.

          "INITIAL INVESTORS" shall mean Vestar, Alvarez & Marsal, the Co-Investors and the Management Investors.

          "ISSUANCE" shall have the meaning set forth in Section 3.8(a).

          "JUNIOR PREFERRED STOCK" shall mean the Class C Junior Preferred Stock, par value $.01 per share, of the Company.

          "MAJORITY SELLING STOCKHOLDERS" shall have the meaning set forth in
     Section 4.7.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "OFFER" shall have the meaning set forth in Section 3.9.

          "OFFEREE" shall have the meaning set forth in Section 3.9.

          "OFFEROR" shall have the meaning set forth in Section 3.9.

          "PERMITTED TRANSFEREE" shall mean any Person to whom an Initial Investor (or any direct or indirect Permitted Transferee thereof) transfers Securities in accordance with the terms of this Agreement and the Stock Subscription Agreement by which such transferor is bound (other than pursuant to a Public Offering or pursuant to Rule 144 under the Securities
     Act) and who becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

          "PRIMARY SUBSIDIARIES" shall mean Cluett American Group, Inc. and Cluett American Corp.

          "PUBLIC OFFERING" shall mean the sale of Securities to the public pursuant to an effective registration statement filed under the Securities Act, which results in an active trading market in such Securities (it being understood that such an active trading market shall be deemed to exist if, without limitation, such Securities are listed on a national securities exchange or on NASDAQ).

          "REQUESTING COMMON STOCKHOLDER" shall have the meaning set forth in
     Section 4.1(a).

          "RIGHT" shall have the meaning set forth in Section 3.8(a).

          "SAEPIC" shall mean Societe Anonyme d'Etudes et de Participations Industrielles et Commerciales, a French corporation.

          "SALE NOTICE" shall have the meaning set forth in Section 3.9.

          "SEC" shall mean the Securities and Exchange Commission.

          "SES" shall mean SES, a French corporation.

          "SECURITIES" shall mean shares of Junior Preferred Stock, Series A Preferred Stock or Common Stock or Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SELLING STOCKHOLDERS" shall have the meaning set forth in Section 4.3(c).

          "SERIES A PREFERRED STOCK" shall mean the Series A Senior Preferred Stock, par value $.01 per share, of the Company.

          "STOCKHOLDERS" shall mean Vestar, Alvarez & Marsal, the Co-Investors, the Original Equity Holders and the Management Investors and their respective Permitted Transferees.

          "STOCK SUBSCRIPTION AGREEMENTS" shall mean, collectively, the Subscription Agreement, dated as of March 30, 1998 among Vestar, Alvarez & Marsal, Inc. and the Company (including the Assignment and Assumption with respect thereto among such parties and the Co-Investors) and the Management Stock Subscription Agreements between the Company and the Management Investors, respectively.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "TAGGING PREFERRED STOCKHOLDER" shall have the meaning set forth in
     Section 3.5(b).

          "TAGGING STOCKHOLDER" shall have the meaning set forth in Section 3.5(a).

          "THIRD PARTY" shall mean any Person other than the Stockholders and their Affiliates.

          "TRANSFER" shall mean any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein.

          "TRANSFERRING PREFERRED STOCKHOLDER" shall have the meaning set forth in Section 3.5(b).

          "TRANSFERRING STOCKHOLDER" shall have the meaning set forth in Section 3.5(a).

          1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock or Common Stock Equivalents by reason of any reclassification (including, without limitation, any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock or Common Stock Equivalents.


          SECTION 2.  VOTING AGREEMENTS

          2.1 ELECTION OF DIRECTORS. (a) Subject to Section 2.3, each Stockholder hereby agrees that so long as this Agreement shall remain in effect, such Stockholder will vote all of the voting Securities owned or held of record by such Stockholder so as to elect and, during such period, to continue in office a Board of Directors of the Company and each Primary Subsidiary of the Company, each consisting solely of the following:

             (i) 4 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 3 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-third (1/3) of the total number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 2 designees of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fifth (1/5) of the total number of shares of Common Stock beneficially owned by Vestar on the date of its execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 1 designee of Vestar (so long as Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-tenth (1/10) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement);

            (ii) 2 designees of the Management Investors and Alvarez & Marsal (such designees to be selected by the holders of a majority of the shares of Common Stock beneficially owned by such Stockholders on a fully diluted basis) (so long as the Management Investors and Alvarez & Marsal and their respective Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by the Management Investors and Alvarez & Marsal on the date of their execution and delivery of this Agreement) or, if the foregoing condition is not satisfied, 1 designee of the Management Investors and Alvarez & Marsal (such designees to be selected by the holders of a majority of the shares of Common Stock beneficially owned by such Stockholders on a fully diluted basis) (so long as the Management Investors and Alvarez & Marsal and their respective Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fifth (1/5) of the number of shares of Common Stock beneficially owned on a fully diluted basis by the Management Investors and Alvarez & Marsal on the date of their execution and delivery of this Agreement); and

           (iii)    3 Independent Directors designated by Vestar.

          (b) If at any time during the period specified in paragraph (a) above, Vestar, or the Management Investors and Alvarez & Marsal (based on the action of holders of a majority of the shares of Common Stock beneficially owned by the Management Investors and Alvarez & Marsal on a fully diluted basis), shall notify the other Stockholders of its or their desire to remove, with or without Cause, any director of the Company or of any Primary Subsidiary of the Company previously designated by it or them, each Stockholder shall vote all of the voting Securities owned or held of record by it so as to remove such director.

          (c) If at any time during the period specified in paragraph (a) above, any director previously designated by Vestar, or the Management Investors and Alvarez & Marsal, ceases to serve on the Board of Directors of the Company or any Primary Subsidiary of the Company (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby. If at any time during the period specified in paragraph (a) above an Independent Director ceases to serve on the Board of Directors of the Company or any Primary Subsidiary of the Company (whether by reason of death, resignation, removal or otherwise), a successor director to fill the vacancy created thereby shall be designated as provided in clause (iii) of paragraph (a) above. Subject to Section 2.3, each Stockholder agrees that such Stockholder will vote all of the voting Securities owned or held of record by such Stockholder so as to elect any such director.

          (d) The parties hereto hereby agree that any individual designated as a director of the Company or of any Primary Subsidiary of the Company may be removed for Cause pursuant to the Company's (or such Primary Subsidiary's) by-laws and applicable law with or without the consent of the Stockholder which designated such individual. No such removal of an individual designated pursuant to this Section 2.1 shall affect any of the Stockholders' rights to designate a different individual pursuant to this
Section 2.1.

          (e) So long as he is the chief executive officer of the Company Mr. Marsal will be the Chairman of the Board of Directors and a designee pursuant to clause (ii) of paragraph (a) above.

          (f) No fees shall be paid by the Company or any of its Subsidiaries to any member of the Board of Directors in his capacity as such other than Independent Directors designated pursuant to clause (iii) of paragraph (a) above; PROVIDED that the foregoing shall not limit reimbursement of expenses in accordance with the expense reimbursement policy of the Company and its Subsidiaries.

          2.2 OTHER VOTING MATTERS. Each Stockholder other than the Original Equity Holders hereby agrees that, so long as this Agreement shall remain in effect and Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than half (1/2) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, such Stockholder will vote all of the Securities owned or held of record by such Stockholder to ratify, approve and adopt any and all actions adopted or approved by the Board of Directors of the Company, except that such Stockholder may vote such Stockholder's shares of Series A Preferred Stock or Junior Preferred Stock, if any, in such Stockholder's sole discretion with respect to any matter on which holders of such preferred stock are entitled to vote as a separate class pursuant to applicable law, the Certificate of Incorporation of the Company or the certificate of designations or any other specified designations, rights, preferences, or powers of such preferred stock.

          2.3 EXCEPTIONS. Notwithstanding the foregoing provisions of Section 2.1, none of CDR Participations, CDR SAS, Holbeton Limited and SES and their respective Affiliates shall be required to vote in favor of the election of Maurice Bidermann, any of his immediate family members, or any employee, officer or director of any entity which Maurice Bidermann and his immediate family members control.

          SECTION 3.  TRANSFERS AND ISSUANCES

          3.1 LIMITATIONS ON TRANSFER. (a) Each of Alvarez & Marsal, the Co-Investors, the Original Equity Holders and the Management Investors hereby agrees that no Transfer shall occur at any time prior to the earlier to occur of
(x) the fifth anniversary of the Closing Date and (y) a Public Offering, except for Transfers pursuant to Section 3.2, 3.5 or 3.7, Transfers in connection with a Public Offering, Exempt Transfers and Transfers approved in advance in writing by Vestar (so long as Vestar and its Affiliates hold any Securities) and the Company.

          (b) Each Stockholder hereby agrees that, except for Transfers effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from the provisions of
Section 5 under the Securities Act.

          (c) Each of Alvarez & Marsal, the Co-Investors, the Original Equity Holders and the Management Investors hereby agrees that, except for Transfers in connection with a Public Offering, Transfers pursuant to Section 3.7 and Transfers pursuant to Rule 144 under the Securities Act, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6.

          3.2 TRANSFERS TO AFFILIATES. Notwithstanding any other provision of this Agreement to the contrary, each Stockholder (other than the Management Investors) and its Affiliates (but not any other Permitted Transferee of any thereof) shall be entitled from time to time, without compliance with Section 3.5, to Transfer any or all of the Securities beneficially owned by it to any of its Affiliates who agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of
Section 5.6; PROVIDED that any such Transfer by any of the Co-Investors or any of their Affiliates shall require the prior written consent of Vestar so long as Vestar and its Affiliates hold any Securities. A Management Investor shall be entitled, without compliance with Section 3.5, to Transfer Securities beneficially owned by him on the specific terms and subject to the restrictions and conditions set forth in any Stock Subscription Agreement to which he is a party. Any Transfer by Vestar to its partners of any or all of the Securities beneficially owned by it (including a distribution of such Securities to Vestar's partners upon a liquidation of Vestar or otherwise) shall be deemed to be a Transfer to Affiliates of Vestar for purposes of this Section 3.2. Any Transfer by A&M to its stockholders or members of any or all of the Securities beneficially owned by it (including a distribution of such Securities to such stockholders or members upon a liquidation of A&M or otherwise) shall be deemed to be a Transfer to Affiliates of A&M for purposes of this Section 3.2, PROVIDED that Bryan Marsal and/or Tony Alvarez retains sole voting control over such Securities (including following any subsequent Transfer otherwise permitted hereunder by any such stockholder or member to any of its Affiliates), whether through a voting trust or otherwise.

          3.3 EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any Securities in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

          3.4 LEGEND ON SECURITIES. Each certificate representing Securities issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG CLUETT AMERICAN INVESTMENT CORP., VESTAR CAPITAL PARTNERS III, L.P., A&M INVESTMENT ASSOCIATES #7, LLC AND THE OTHER STOCKHOLDERS PARTIES THERETO [AND A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT BETWEEN THE MANAGEMENT INVESTOR PARTY THERETO AND THE COMPANY], [A COPY] [COPIES] OF WHICH [IS] [ARE] ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT [AND MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT] AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT [AND MANAGEMENT STOCK SUBSCRIPTION AGREEMENT/NON-QUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT], INCLUDING RESTRICTIONS RELATING TO THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY THE SECURITIES."

          3.5 TAG-ALONG RIGHTS. (a) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, with respect to any proposed Transfer by any of Vestar and its Affiliates (but not any other Permitted Transferee of any thereof) (in such capacity, a "TRANSFERRING STOCKHOLDER") of Common Stock, other than as provided in Sections 3.2 and 3.6, the Transferring Stockholder shall have the obligation, and each other Stockholder and its Permitted Transferees shall have the right, to require the proposed transferee to purchase from each Stockholder and its Permitted Transferees having and exercising such right (a "TAGGING STOCKHOLDER") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by such Tagging Stockholder and sought by the Tagging Stockholder to be included in the contemplated Transfer by the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by the Transferring Stockholder plus the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by all Tagging Stockholders and sought by all Tagging Stockholders to be included in the contemplated Transfer and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Transferee in the contemplated Transfer, and at the same price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) as to be paid and given to the Transferring Stockholder, PROVIDED that in order to be entitled to exercise its right to sell shares of Common Stock to the proposed transferee pursuant to this Section 3.5, a Tagging Stockholder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the proposed transfer of the shares of Common Stock of the Transferring Stockholder (except that in the case of representations and warranties pertaining specifically to the Transferring Stockholder, a Tagging Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders) and PROVIDED FURTHER that all representations, warranties, covenants, agreements and indemnities made by the Transferring Stockholder and the Tagging Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and PROVIDED FURTHER that each of the Transferring Stockholder and each Tagging Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale. Any Tagging Stockholder that is a holder of Common Stock Equivalents and wishes to participate in a sale of Common Stock pursuant to this Section 3.5(a) shall convert into or exercise or exchange such number of Common Stock Equivalents for Common Stock as may be required therefor on or prior to the closing date of such Transfer.

          (b) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, with respect to any proposed Transfer by any of Vestar and its Affiliates (but not any other Permitted Transferee of any thereof) (in such capacity, a "TRANSFERRING PREFERRED STOCKHOLDER"), of Junior Preferred Stock, other than as provided in Sections 3.2 and 3.6, the Transferring Preferred Stockholder shall have the obligation, and each other Stockholder and its Permitted Transferees which holds Junior Preferred Stock shall have the right, to require the proposed transferee to purchase from each such Stockholder and its Permitted Transferees having and exercising such right (a "TAGGING PREFERRED STOCKHOLDER") a number of shares of Junior Preferred Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing the aggregate liquidation preference of all shares of Junior Preferred Stock owned by such Tagging Preferred Stockholder and sought by the Tagging Preferred Stockholder to be included in the contemplated Transfer by the aggregate liquidation preference of all shares of Junior Preferred Stock owned by the Transferring Preferred Stockholder plus the aggregate number of shares of Junior Preferred Stock beneficially owned on a fully diluted basis by all Tagging Preferred Stockholders and sought by all Tagging Preferred Stockholders to be included in the contemplated Transfer and (ii) the total number of shares of Junior Preferred Stock proposed to be directly or indirectly Transferred to the Transferee in the contemplated Transfer, and at the same price per share of Junior Preferred Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) to be given to the Transferring Preferred Stockholder, PROVIDED that in order to be entitled to exercise its right to sell shares of Junior Preferred Stock to the proposed transferee pursuant to this Section 3.5, a Tagging Preferred Stockholder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Preferred Stockholder agrees to make in connection with the proposed transfer of Junior Preferred Stock of the Transferring Stockholder (except that in the case of representations and warranties pertaining specifically to the Transferring Preferred Stockholder, a Tagging Preferred Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders) and PROVIDED FURTHER that all representations, warranties, covenants, agreements and indemnities made by the Transferring Preferred Stockholder and the Tagging Preferred Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and PROVIDED FURTHER that each of the Transferring Preferred Stockholder and each Tagging Preferred Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale.

          (c) The Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall give notice to all relevant Stockholders and their Permitted Transferees of each proposed Transfer giving rise to the rights of the Tagging Stockholders or Tagging Preferred Stockholders set forth in the first sentence of Section 3.5(a) or (b), as the case may be, at least 30 days prior to the proposed consummation of such Transfer, setting forth the name of the Transferring Stockholder or Transferring Preferred Stockholder, the number of shares of Common Stock and/or Junior Preferred Stock proposed to be so Transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this
Section 3.5 and has agreed to purchase shares of Common Stock and/or Junior Preferred Stock in accordance with the terms hereof. The tag-along rights provided by this Section 3.5 must be exercised by each Tagging Stockholder or Tagging Preferred Stockholder within 15 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, indicating such Tagging Stockholder's or Tagging Preferred Stockholder's desire to exercise its rights and specifying the number of shares of Common Stock and/or Junior Preferred Stock it desires to sell. The Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall be entitled under this Section 3.5 to Transfer to the proposed transferee the number of Securities equal to the difference between the number referred to in clause (ii) of paragraph (a) or (b) above and the aggregate number of shares of Common Stock and/or Junior Preferred Stock set forth in the written notices, if any, delivered by the Tagging Stockholders or Tagging Preferred Stockholders pursuant to the preceding sentence (up to the maximum number of shares of Common Stock and/or Junior Preferred Stock beneficially owned by such Tagging Stockholder or Tagging Preferred Stockholder required to be purchased by the proposed transferee pursuant to the first sentence of Section 3.5(a) or (b)).
If the proposed transferee fails to purchase shares of Common Stock or, as the case may be, Junior Preferred Stock from any Tagging Stockholder or Tagging Preferred Stockholder that has properly exercised its tag-along rights, then the Transferring Stockholder or Transferring Preferred Stockholder, as the case may be, shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in Section 3.3 hereof.

          (d) If any of the Tagging Stockholders and Tagging Preferred Stockholders exercise their rights under Section 3.5(a) or (b), the closing of the purchase of the Common Stock or, as the case may be, Junior Preferred Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's or, as the case may be, Transferring Preferred Stockholder's Common Stock and/or Junior Preferred Stock. No Transfer shall occur pursuant to this Section 3.5 unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 5.6.

          3.6 PUBLIC OFFERINGS, ETC. The provisions of Sections 3.5 and 3.7 shall not be applicable to offers and sales of Securities in a Public Offering or pursuant to Rule 144 under the Securities Act.

          3.7 DRAG-ALONG RIGHTS. So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or (y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, if any of Vestar and its Affiliates receives an offer from a Third Party to purchase (whether pursuant to a sale of stock, a merger or otherwise) all, but not less than all, outstanding shares of Common Stock or Junior Preferred Stock, as the case may be, subject to this Agreement (other than shares not being purchased in order to preserve the availability of recapitalization accounting treatment) and such offer is accepted by Vestar, then each Stockholder hereby agrees that it will Transfer all shares of Common Stock or Junior Preferred Stock, as the case may be, owned by it to such Third Party on the terms of the offer so accepted by Vestar, including making the same representations, warranties, covenants, indemnities and agreements that Vestar agrees to make (except that, in the case of representations and warranties pertaining specifically to Vestar, each other Stockholder shall make the comparable representations and warranties pertaining specifically to itself, and except that, in the case of covenants or agreements capable of performance only by certain Stockholders, such covenants or agreements shall be made only by such certain Stockholders, and provided that all representations, warranties, covenants, agreements and indemnities made by the Stockholders pertaining specifically to themselves shall be made by each of them severally and not jointly and provided further that each Stockholder shall be severally (but not jointly) liable for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company and its Subsidiaries, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis, such liability of each such Stockholder not to exceed such Stockholder's pro rata portion of the gross proceeds of the sale).

          3.8 PARTICIPATION RIGHT. (a) So long as this Agreement shall remain in effect, unless (x) a Public Offering of Common Stock shall have occurred or
(y) Vestar and its Affiliates, but not any other Permitted Transferee of any thereof, beneficially own on a fully diluted basis an aggregate number of shares of Common Stock less than one-third (1/3) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, the Company shall not issue nor permit any of its Subsidiaries to issue (an "ISSUANCE") additional shares of Common Stock, Common Stock Equivalents or common stock or common stock equivalents of such Subsidiary to any Initial Investor or Original Equity Holder or any Affiliate of an Initial Investor or Original Equity Holder (but excluding any other Permitted Transferee of any thereof) unless, prior to such Issuance, the Company notifies each other Initial Investor or Original Equity Holder in writing of the proposed Issuance and grants to such other Initial Investor or Original Equity Holder or, at such other Initial Investor's or Original Equity Holder's election, one of its Affiliates (but not any other Permitted Transferee thereof) the right (the "RIGHT") to subscribe for and purchase up to a portion of such additional shares of Common Stock or common stock or such additional shares or units of Common Stock Equivalents or common stock equivalents (collectively, "EQUITY INTERESTS") so issued at the same price and upon the same terms and conditions (including, in the event such Equity Interests are issued as a unit together with other securities, the purchase of such other securities) as issued in the Issuance such that:

             (i) in the case of an Issuance in which shares of Common Stock or Common Stock Equivalents are to be issued, immediately after giving effect to the Issuance and full exercise of the Right (including, for purposes of this calculation, the issuance of shares of Common Stock upon conversion, exchange or exercise of any Common Stock Equivalent issued in the Issuance or subject to the Right), the shares of Common Stock beneficially owned by each such other Initial Investor or Original Equity Holder and its Affiliates on a fully diluted basis (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was beneficially owned by such Initial Investor or Original Equity Holder and its Affiliates immediately prior to the Issuance; and

            (ii) in the case of an Issuance in which shares of such common stock or common stock equivalents of a Subsidiary are to be issued, each such other Initial Investor or Original Equity Holder and its Affiliates shall have the Right to acquire a percentage of such common stock or common stock equivalents to be issued in the Issuance equal to the percentage of shares of Common Stock on a fully diluted basis that was beneficially owned by such Initial Investor or Original Equity Holder and its Affiliates immediately prior to the Issuance.

          (b) The Right may be exercised by each such other Initial Investor or Original Equity Holder at any time by written notice to the Company received by the Company within 10 Business Days after the date on which such Initial Investor or Original Equity Holder receives notice from the Company of the proposed Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 Business Days (but not later than 180 days) after the Company receives notice of the exercise of the Right and prior to or concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Right shall not apply to (1) any Issuance, PRO RATA, to all holders of Common Stock, (2) any Issuance upon the conversion, exercise or exchange of any Common Stock Equivalent outstanding on the Closing Date pursuant to the terms thereof, (3) any Issuance to a Management Investor pursuant to a stock option or other employee benefit plan of the Company or one of its Subsidiaries or (4) any Issuance pursuant to a bona fide underwritten public offering pursuant to an effective registration statement under the Securities Act.

          3.9 RIGHTS OF FIRST REFUSAL. If, at any time on or after the fifth anniversary of the Closing Date and, in each case, prior to a Public Offering, Alvarez & Marsal, a Co-Investor, an Original Equity Holder or a Management Investor or any of their respective Permitted Transferees (an "OFFEREE") receives a bona fide offer to purchase any or all of its Securities (the "OFFER") from a third party (the "OFFEROR") which such Offeree wishes to accept (other than a Transfer pursuant to Section 3.2), such Offeree shall cause the Offer to be reduced to writing and shall notify the Company in writing of its wish to accept the Offer (the "SALE NOTICE"). The Sale Notice shall contain an irrevocable offer to sell such Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and otherwise on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 Business Days after the date of the receipt by the Company of the Sale Notice, the

Company shall have the right and option to commit to purchase, or to arrange for one or more third parties designated by the Company to purchase, all of the Securities covered by the Offer either (i) for the same consideration and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by a majority of the members of the Company's Board of Directors which are not employees or Affiliates of any of the Company and its Subsidiaries (other than by reason of being a director of any thereof), any Original Equity Holder, any Co-Investor, Vestar or Alvarez & Marsal, and otherwise on the same terms and conditions as the Offer. If the option referred to in the preceding sentence is exercised, on or prior to the 60th Business Day after the date of receipt by the Company of the Sale Notice the Company (or its designees) shall pay the relevant cash consideration by delivering a certified bank check or checks in (or, if the Offeree so elects at least three Business Days prior to the closing date in a writing specifying the Offeree's bank account and other wire transfer instructions, by wire transferring) the appropriate amount and shall deliver the relevant non-cash consideration to the Offeree against delivery at the principal office of the Company of certificates representing the Securities being purchased, appropriately endorsed by the Offeree (subject, in the case of an Offeree who is a Management Investor, to the provisions of Sections 6.1 and 6.2 of the Stock Subscription Agreement, or similar provisions of any other agreement, to which such Offeree is a party). If, at the end of the aforementioned 30 Business Day period, the Company (or its designees) has not exercised its option in the manner set forth above, or if, after exercising such option, the Company notifies the Offeree that neither it nor its designee will purchase Securities pursuant to the provisions of Section 6.1 or 6.2 of the Stock Subscription Agreement, or similar provisions of any other agreement, to which such Offeree is a party, the Offeree may during the succeeding 30 Business Day period sell not less than all of the Securities covered by the Offer to the Offeror at a price and on terms no less favorable to the Offeree than those contained in the Offer. Such Offeror shall agree in a writing in form and substance reasonably satisfactory to the Company to become a party hereto and be bound to the same extent as the Offeree by the provisions hereof other than this Section 3.9. Promptly after such sale, the Offeree shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 Business Days following the expiration of the 30 Business Day period for the Company (or its designees) to commit to purchase the aforementioned Securities, the Offeree has not completed the sale of such Securities as aforesaid, all the restrictions on transfer contained herein shall again be in effect with respect to such Securities.

          SECTION 4.  REGISTRATION RIGHTS

          4.1  DEMAND REGISTRATION.

          (a) COMMON STOCK REQUEST. Upon the written request (a "COMMON STOCK REQUEST") of any of Vestar and its Affiliates and, if Vestar and its Affiliates shall cease to beneficially own any shares of Common Stock or if Vestar shall give its prior written consent thereto, any Permitted Transferee of any of Vestar and its Affiliates, at any time after the Closing Date (each of such Persons a "REQUESTING COMMON STOCKHOLDER"), that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents by such Requesting Common Stockholder, the Company will use its best efforts to effect the registration under the Securities Act of such shares.

          (b)  REGISTRATION STATEMENT FORM.  Registrations under this Section
4.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Common Stock being registered in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the underwriters, the Requesting Common Stockholder and the Company, is required to be included.

          (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or
(ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason not attributable to the Requesting Common Stockholder or any of its Affiliates and has not thereafter become effective.

          (d) LIMITATIONS ON REGISTRATION ON REQUEST. Notwithstanding anything in this Section 4.1 to the contrary, in no event will (i) the Company be required to effect more than one registration pursuant to Section 4.1(a) within any 360 day period, or (ii) Vestar and its Affiliates and Permitted Transferees be entitled to more than six registrations in the aggregate pursuant to Section 4.1(a), unless (a) such Requesting Common Stockholder agrees to pay all of the costs and expenses of each such additional registration or (b) in the case of clause (ii) above, either (x) a registration so requested is not effected for a reason not attributable to the Requesting Common Stockholder or any of its Affiliates or (y) the number of shares of Common Stock sought to be included by such Requesting Common Stockholder in such registration is reduced by more than 25% pursuant to the provisions of Section 4.2(b).

          4.2  INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE COMMON STOCK AND COMMON STOCK EQUIVALENTS. If the Company at any time proposes to register any shares of Common Stock (or Common Stock Equivalents) under the Securities Act (except registrations on such form(s) solely for registration of Common Stock or Common Stock Equivalents in connection with any employee benefit plan or dividend reinvestment plan or a business combination transaction, recapitalization or exchange offer), including registrations pursuant to Section 4.1(a), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to all the Stockholders and their Permitted Transferees. Upon the written request (which request shall specify the total number of shares of Common Stock or Common Stock Equivalents intended to be disposed of by such Stockholder or Permitted Transferee) of any Stockholder or Permitted Transferee made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Common Stock held or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents (or, if Common Stock Equivalents are proposed to be registered by the Company, Common Stock Equivalents) by the Stockholders and their Permitted Transferees which the Company has been so requested to register for sale in the manner initially proposed by the Company; provided that the Company shall not be obliged to register any Common Stock Equivalents which are not of the same class, series and form as the Common Stock Equivalents proposed to be registered by the Company. If the Company thereafter determines for any reason not to register or to delay registration of the Common Stock or Common Stock Equivalents (provided, however, that in the case of any registration pursuant to Section 4.1(a), such determination shall not violate any of the Company's obligations under Section
4.1 or any other provision of this Agreement), the Company may, at its election, give written notice of such determination to the Stockholders and their Permitted Transferees and (i) in the case of a determination not to register, shall be relieved of the obligation to register such Common Stock or Common Stock Equivalents in connection with such registration, without prejudice, however, to any right the requesting Stockholder may have to request that such registration be effected as a registration under Section 4.1(a) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Common Stock or Common Stock Equivalents of a Stockholder or Permitted Transferee for the same period as the delay in registration of such other securities. No registration effected under this Section 4.2(a) shall relieve the Company of any obligation to effect a registration upon a Common Stock Request under Section 4.1(a).

          (b) PRIORITY IN INCIDENTAL REGISTRATION. In a registration pursuant to this Section 4.2, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Stockholders and their Permitted Transferees by letter of its belief that the number of shares of Common Stock or Common Stock Equivalents, as the case may be, to be included in such registration would adversely affect its ability to effect such offering, then the Company will be required to include in such registration only that number of shares of Common Stock or Common Stock Equivalents, as the case may be, which it is so advised should be included in such offering. Shares of Common Stock or Common Stock Equivalents proposed by the Company to be registered for issuance by the Company shall have the first priority in a registration pursuant to
Section 4.2(a) and all other shares of Common Stock or Common Stock Equivalents to be registered (whether requested to be registered pursuant to Section 4.1(a) or 4.2(a) or otherwise) shall be given second priority without preference among the relevant holders. If less than all of a Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents are to be registered, such Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents shall be included in the registration pro rata based on the total number of shares of Common Stock or Common Stock Equivalents sought to be registered by each Stockholder and Permitted Transferee (as opposed to the Company).

          (c) CUSTODY AGREEMENT AND POWER OF ATTORNEY. Upon delivering a request under this Section 4.2, a Stockholder (excluding Vestar and its Affiliates, but including any other Permitted Transferee of any thereof) or Permitted Transferee will, if requested by the

Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Stockholder's or Permitted Transferee's shares of Common Stock or Common Stock Equivalents to be registered pursuant to this Section 4.2 (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that the Stockholder or Permitted Transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock or Common Stock Equivalents (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Stockholder's or Permitted Transferee's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Stockholder's or Permitted Transferee's behalf with respect to the matters specified therein. Such Stockholder or Permitted Transferee also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 4.2.

          4.3 REGISTRATION PROCEDURES. In connection with the Company's obligations pursuant to Sections 4.1 and 4.2 hereof, the Company will use all reasonable efforts to effect such registration and the Company will promptly:

          (a) prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite registration statement to effect such registration and use all reasonable efforts to cause such registration statement to become effective and to remain continuously effective until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective or (y) the termination of the offering being made thereunder.

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock and Common Stock Equivalents, as the case may be, covered by such registration statement until such Common Stock and Common Stock Equivalents, as the case may be, has been sold or such lesser period of time as the Company, any seller of such Common Stock and Common Stock Equivalents, as the case may be, or any underwriter is required under the Securities Act to deliver a prospectus in accordance with the intended methods of disposition by the sellers of such Common Stock and Common Stock Equivalents, as the case may be, set forth in such registration statement or supplement to such prospectus;

          (c) furnish to each Stockholder and Permitted Transferee which owns shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement (the "SELLING STOCKHOLDERS") and the managing underwriter, if any, at least one executed original of the registration statement and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act as may reasonably be requested by such Selling Stockholder;

          (d) use all reasonable efforts (i) to register or qualify all shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as the Selling Stockholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of such Common Stock and Common Stock Equivalents, as the case may be, PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction;

          (e) notify the Selling Stockholders and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

          (g) upon the occurrence of any event contemplated by clause (e)(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (h) use its best efforts to furnish to the Selling Stockholders a signed counterpart, addressed to the Selling Stockholders and the underwriters, if any, of (A) an opinion of counsel for the Company, and (B) a "comfort" letter, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the Selling Stockholders or the underwriters may reasonably request;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Selling Stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder no later than 90 days after the end of any 12-month period beginning after the effective date of a registration statement pursuant to which shares of Common Stock and Common Stock Equivalents, as the case may be, are sold, which statement shall cover such 12-month period;

          (j) cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock and Common Stock Equivalents, as the case may be, to be sold; and enable such shares of Common Stock and Common Stock Equivalents, as the case may be, to be in such denominations and registered in such names as the Selling Stockholders or the managing underwriters, if any, may request at least two Business Days prior to any sale of shares of Common Stock or Common Stock Equivalents, as the case may be, to the underwriters;


          (k) use its best efforts to cause the shares of Common Stock and Common Stock Equivalents, as the case may be, covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholder(s) or the underwriters, if any, to consummate the disposition of such shares of Common Stock and Common Stock Equivalents, as the case may be;

          (l) cause all shares or units of Common Stock or Common Stock Equivalents, as the case may be, covered by the registration statement to be listed on each securities exchange, if any, on which securities of such class, series and form issued by the Company, if any, are then listed if requested by the managing underwriters, if any, or the holders of a majority of the shares or units of Common Stock or Common Stock Equivalents, as the case may be, covered by the registration statement and entitled hereunder to be so listed;

          (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (n) as soon as practicable prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement) provide copies of such document to counsel to the Selling Stockholders and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document and consider in good faith making such changes in such document prior to the filing thereof as counsel for such Selling Stockholders or underwriters may reasonably request.

          The Company may require each Selling Stockholder to furnish to the Company such information regarding such Selling Stockholder and the distribution of such securities by such Selling Stockholder as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

          The Selling Stockholders severally agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4.3(e)(ii), (iii), (iv), (v) or (vi) hereof, they will forthwith discontinue disposition pursuant to such registration statement of any shares of Common Stock or Common Stock Equivalents, as the case may be, covered by such registration statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of
Section 4.3(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense, except as otherwise provided in Section 4.1(c)) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Selling Stockholders agree to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel for the Selling Stockholders covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

          4.4 UNDERWRITTEN OFFERINGS.

          (a) DEMAND UNDERWRITTEN OFFERINGS. In any underwritten offering pursuant to a registration requested under Section 4.1, the Company will use its best efforts to enter into an underwriting agreement for such offering with the underwriters selected by the Requesting Common Stockholder, such agreement and underwriters to be reasonably satisfactory in form and substance to the Company, the Requesting Common Stockholder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Selling Stockholders who hold shares of Common Stock to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any shares of its Common Stock or Common Stock Equivalents, as the case may be, under the Securities Act as contemplated by Section 4.2 and such Securities are to be distributed by or through one or more underwriters, the Company and the Selling Stockholders who hold shares of Common Stock or Common Stock Equivalents, as the case may be, to be distributed by such underwriters in accordance with Section 4.2 hereof shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of the Company with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

          4.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Stockholders, the underwriters and their respective counsels and accountants a reasonable opportunity (but such Persons shall not have the obligation) to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and, subject to the execution and delivery of a customary confidentiality agreement, will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          4.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company to use its reasonable efforts to cause shares of Common Stock and Common Stock Equivalents, as the case may be, to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of Selling Stockholders to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (w) 30 days after the cessation of the circumstances described in clauses (i) and (ii) below or (x) 180 days after the date of the determination of the Board of Directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) if the Board of Directors of the Company determines in good faith that
(i) there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be adverse to the Company's interests or (ii) the Company has filed a registration statement with the SEC, such registration statement has not yet been declared effective, the Company is using its reasonable best efforts to have such registration statement declared effective, and the underwriters with respect to such registration advise that such registration would be adversely affected. If the Company shall so delay the filing of a registration statement, it shall, as promptly as possible, notify the Selling Stockholders of such determination, and the Selling Stockholders shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 Business Days after receipt of the Company's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

          (b) The Company shall not be required hereby to include shares of Common Stock or Common Stock Equivalents, as the case may be, in a registration statement if, in the written opinion of outside counsel to the Company of recognized standing in securities law matters, the beneficial owners of such Common Stock or Common Stock Equivalents, as the case may be, seeking registration would be free to sell all of such shares of Common Stock or Common Stock Equivalents, as the case may be, within the current calendar quarter without registration under Rule 144 under the Securities Act.

          (c) The Company's obligations shall be subject to the obligations of the Selling Stockholders, which the Selling Stockholders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement.

          (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

          4.7 EXPENSES. Except as otherwise provided in Section 4.1(c), the Company will pay all reasonable out-of-pocket costs and expenses incurred in connection with each registration of Common Stock or Common Stock Equivalents, as the case may be, pursuant to this Agreement, including, without limitation, the reasonable fees and disbursements of a single firm of outside counsel retained on behalf of all Selling Stockholders by Selling Stockholders which beneficially own a majority of the total number of shares or units of

Common Stock or Common Stock Equivalents, as the case may be, being registered by Selling Stockholders (the "MAJORITY SELLING STOCKHOLDERS"), and any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, the NASDAQ and the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single firm of outside counsel for the underwriters or the Selling Stockholders in connection with blue sky qualifications of the Common Stock or Common Stock Equivalents, as the case may be, being registered and determination of its eligibility for investment under the laws of such jurisdictions as the Selling Stockholders may designate), printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any Person other than the Company and the Selling Stockholders) but including the fees and expenses of any qualified independent underwriter required to participate in such registration pursuant to applicable law or the requirements of the NASD. The Company shall, in any event in all cases, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance and rating agency fees, if any.

          4.8  INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In connection with any registration pursuant hereto in which shares of Common Stock or Common Stock Equivalents, as the case may be, are to be disposed of, the Company shall indemnify and hold harmless, to the full extent permitted by law, each holder of such Common Stock or Common Stock Equivalents, as the case may be, to be disposed of and, when applicable, its officers, directors, agents and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current, except insofar as the same (i) are caused by or contained in any information relating to such holder furnished in writing to the Company by such holder expressly for use therein or
(ii) are caused by such holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after the Company has furnished such holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when a holder is required to discontinue sales under Section 4.3(e) (and after such holder has received the notice contemplated by Section 4.3(e)). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such Persons (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the holders of such Common Stock or Common Stock Equivalents, as the case may be, to be disposed of, and shall enter into an indemnification agreement with such Persons containing such terms, if requested.

          (b) INDEMNIFICATION BY STOCKHOLDERS. In connection with each registration statement effected pursuant hereto in which shares of Common Stock or Common Stock Equivalents, as the case may be, are to be disposed of, each Selling Stockholder shall, severally but not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, each other Selling Stockholder and their respective directors, officers, agents and employees and each Person who controls the Company and each other Selling Stockholder (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Selling Stockholder and is contained in any information furnished in writing by such Selling Stockholder or any of its Affiliates to the Company expressly for inclusion in such registration statement or prospectus. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Stockholder upon the sale of the securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the opinion of outside counsel to such Person there may be one or more legal defenses available to such Person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a written release in form and substance reasonably satisfactory to such indemnified party from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

          (d) CONTRIBUTION. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that in no event shall the liability of any Selling Stockholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Selling Stockholder upon the sale of securities giving rise to such indemnification and contribution obligation.

          4.9 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder or Permitted Transferee may participate in any underwritten registration hereunder unless such Stockholder or Permitted Transferee (a) agrees to sell its shares of Common Stock or Common Stock Equivalents, as the case may be, on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Rules 10b-6 and 10b-7 under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED that all such documents shall be consistent with the provisions hereof.

          4.10 RULE 144. The Company hereby covenants that after it has filed (and such registration statement has become effective) a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of Common Stock, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder or Permitted Transferee, make publicly available other information so long as necessary to permit sales by such Stockholder or Permitted Transferee under Rule 144 under the Securities Act) and will take such further action as any Stockholder or Permitted Transferee may reasonably request to the extent required from time to time to enable such Stockholder or Permitted Transferee to sell shares of Common Stock under Rule 144 under the Securities Act.

          4.11 HOLDBACK AGREEMENTS.

          (a) Each Stockholder and Permitted Transferee agrees that, if any shares of Common Stock or Common Stock Equivalents, as the case may be, are included in a registration statement filed by the Company in connection with an underwritten public offering it shall not, without the prior written consent of the Company, effect any public sale or distribution of shares of Common Stock or Common Stock Equivalents, as the case may be, during the 10 days prior to or the 180 day period beginning on the effective date of such registration statement (except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

          (b) The Company agrees not to effect any primary public sale or distribution of any Common Stock or Common Stock Equivalents, as the case may be, during the 10 days prior to and the 180 day period beginning on the effective date of any registration statement in which any Stockholder or Permitted Transferee is participating in connection with an underwritten public offering of Common Stock or Common Stock Equivalents, as the case may be, if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.


          SECTION 5.  MISCELLANEOUS

          5.1 ADDITIONAL SECURITIES SUBJECT TO AGREEMENT. Each Stockholder agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

          5.2 TERMINATION.  This Agreement (other than the provisions of Section
4) shall terminate, and thereby become null and void, (A) in full on the earliest date on which (i) the Initial Investors and their Affiliates do not own in the aggregate at least 5% of the Common Stock outstanding on a fully diluted basis or (ii) the aggregate number of shares of Common Stock outstanding on a fully diluted basis which are not subject to Section 2 of this Agreement constitute at least 50% of the total number of shares of Common Stock outstanding on a fully diluted basis or (iii) the tenth anniversary of the date hereof, and (B) as to any particular Securities, on the date on which they are sold in a Public Offering or are sold pursuant to Rule 144 under the Securities Act.

          5.3 INJUNCTIVE RELIEF. The Stockholders, their Permitted Transferees and the Company acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders and Permitted Transferees irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder and Permitted Transferee shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

          5.4 OTHER STOCKHOLDERS' AGREEMENTS. None of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement; provided that the parties hereto acknowledge that certain of the Original Equity Holders may have obligations under that certain Stockholders' Agreement dated as of March 7, 1990 entered into among the Company and the other signatories thereto, as amended by that certain First Amendment thereto dated as of March 21, 1991 (as so amended, and without giving effect to any other amendment, modification or supplement thereto whether entered into before, on or after the date hereof, other than the release of the Company from its obligations thereunder, the "Prior Stockholders' Agreement"), and that if performance of the obligations of such Original Equity Holders hereunder would cause any such Original Equity Holder to be in breach of obligations binding on, and enforceable against, it under the Prior Stockholders' Agreement, such obligations under the Prior Stockholders' Agreement will take priority and its obligations hereunder shall be performed only to the extent not so in conflict with such other obligations (including by delaying the time of performance of its obligations hereunder to the earliest time its obligations hereunder may be performed without breach of its obligations under the Prior Stockholders' Agreement).

          5.5 AMENDMENTS. This Agreement may be amended only by a written instrument signed (a) by Vestar, so long as it (or its Affiliates) owns Securities, and by Alvarez & Marsal, so long as it (or its Affiliates) owns Securities, and (b) by Stockholders (other than Vestar, Alvarez & Marsal and their Affiliates) which own on a fully diluted basis Securities representing at least a majority of the voting power represented by all Securities outstanding on a fully diluted basis and owned by all Stockholders (other than Vestar, Alvarez & Marsal and their Affiliates); provided, however, that any amendment which adversely affects the Company or imposes an additional obligation thereon must be approved in writing by the Company.

          5.6 SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree in a writing in form and substance reasonably satisfactory to the Company to become a party hereto and be bound to the same extent as its transferor hereby, PROVIDED that no Stockholder may assign to any Permitted Transferee any of its rights or obligations hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement. Any purported assignment in violation of this provision shall be null and void AB INITIO.

          5.7 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two business days after being delivered to a recognized courier (whose stated terms of delivery are two business days or less to the destination of such notice), or five days after being deposited in the mail or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          if to the Company, to:

          c/o Cluett American Investment Corp.
          48 West 38th Street
          New York, New York  10018
          Attention:  Chief Executive Officer
          Telecopy:  (212) 984-8925

          if to Vestar, to:

          Vestar Capital Partners III, L.P.
          245 Park Avenue
          41st Floor
          New York, New York 10167-4098
          Attention:  Norman W. Alpert
          Telecopy:  (212) 808-4922

          with a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017
          Attention:  Peter J. Gordon
          Telecopy:  (212) 455-2502

          if to Alvarez & Marsal, to:

          A&M Investment Associates #7, LLC
          c/o Alvarez & Marsal, Inc.
          885 Third Avenue
          Suite 1700
          New York, New York  10022
          Attention:  Bryan Marsal
          Telecopy:  (212) 984-8957

          with a copy to:

          Stevens & Lee
          One Glenhardie
          Corporate Center
          1275 Drummers Lane
          P.O. Box. 236
          Wayne, PA  19087-0236
          Attention:  Robert Lapowsky
          Telecopy:  (610) 687-1384
          and to:

          Gordon Altman Butowsky Weitzen Shalov & Wein
          114 West 47th Street
          New York, New York  10036
          Attn:  Bonnie D. Podolsky, Esq.
          Telecopy:  (212) 626-0799

          if to the Management Investors, to them at the addresses or telecopy numbers set forth in the books and records of the Company, with a copy to:

          Gordon Altman Butowsky Weitzen Shalov & Wein
          114 West 47th Street
          New York, New York  10036
          Attn:  Bonnie D. Podolsky, Esq.
          Telecopy:  (212) 626-0799

          if to the Original Equity Holders or the Co-Investors, to them at the addresses or telecopy numbers set forth in the books and records of the Company.

          5.8 INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto, including the Stock Subscription Agreements, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. Subject to the proviso of Section 5.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.9 SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          5.11 GOVERNING LAW, ETC.. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL"), which shall be governed by the DGCL. The parties executing this Agreement hereby (i) agree to submit to the exclusive jurisdiction of the federal and state courts located in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive any objection to the laying of venue of any actions or proceedings brought in any such court and any claim that such actions or proceedings have been brought in an inconvenient forum, and (iii) agree that service of any process, summons, notice or document by U.S. registered mail to the address for such party specified in Section 5.7 shall be effective service of process for any action or proceeding in New York with respect to any matter specified above.

          5.12 ADDITIONAL MANAGEMENT INVESTORS. Each person who becomes party to a Management Stock Subscription Agreement or Non-Qualified Stock Option Subscription Agreement after the date hereof shall become a party hereto and shall be bound hereby. The Company shall not issue any securities to an employee or Independent Director of the Company or any of its Subsidiaries unless he or she enters into a supplementary agreement with the Company agreeing to be bound by the terms hereof in the same manner as the other Management Investors. Each such supplementary agreement shall become effective upon its execution by the Company and the additional Management Investor, and it shall not require the signature or consent of any other party hereto. Such supplementary agreement may modify some of the terms hereof as they affect the additional Management Investor, provided that the modified terms shall be no more favorable to the additional Management Investor than the terms set forth herein.

          5.13 ADDITIONAL STOCKHOLDERS. Each holder of Common Stock or Junior Preferred Stock not already a Stockholder or a Permitted Transferee thereof may become a party hereto with the consent of the Company and Vestar (in their sole discretion) pursuant to a supplementary agreement with the Company and Vestar whereby such holder agrees to be bound by the terms hereof in the same manner as the other Initial Investors (other than Vestar) or Original Equity Holders, as the case may be. Each such supplementary agreement shall become effective upon its execution by the Company, Vestar and such holder, and it shall not require the signature or consent of any other party hereto. Such supplementary agreement may modify some of the terms hereof as they affect such additional Stockholder, provided that the modified terms shall be no more favorable to such additional Stockholder than the terms set forth herein.

          5.14 CERTAIN INFORMATION. The Company hereby agrees that it shall send to all Stockholders, by first class mail, postage prepaid, to their respective addresses specified in Section 5.7 (excluding copies to counsel):

             (a) within 120 days after the end of each fiscal year of the Company, copies of the consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on by independent certified public accountants of nationally recognized standing; and

             (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments).

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                              CLUETT AMERICAN INVESTMENT CORP.


                              By: /s/ Steven J. Kaufman
                                 ------------------------------
                                 Title: Vice President


                              VESTAR CAPITAL PARTNERS III, L.P.


                              By:  Vestar Associates III, L.P.,
                                     its General Partner


                              By:  Vestar Associates Corporation
                                    III, its General Partner


                              By: /s/ Norman W. Alpert
                                 ------------------------------
                                 Name: Norman W. Alpert
                                 Title:  Managing Director


                              A&M INVESTMENT ASSOCIATES #7, LLC


                              By: /s/ Bryan P. Marsal
                                 ------------------------------
                                 Name: Bryan P. Marsal
                                 Title: Manager

                              CO-INVESTORS:

                              CERBERUS PARTNERS, L.P.

                              By: Cerberus Associates, L.L.C.
                              Its: General Partner


                              By: /s/ Stephen Feinberg
                                 ------------------------------
                              Name:  Stephen Feinberg
                              Its:   Managing Member

                              Cerberus Partners, L.P.
                              450 Park Avenue, 28th Floor
                              New York, New York 10022
                              Tel: (212) 891-2118
                              Fax: (212) 758-5305
                              Attn: Robert Davenport


                              MONTGOMERY ASSOCIATES 1998, L.P.


                              By: /s/ Derek Lemke-von Ammon
                                 ------------------------------
                              Name:  Derek Lemke-von Ammon
                              Its:   Managing Partner

                              c/o NationsBanc Montgomery Securities LLC
                              600 Montgomery Street
                              San Francisco, California 94111
                              Tel: (415) 627-2553
                              Fax: (415) 913-5552
                              Attn: Jack G. Levin

                              GOLDEN ARROW PARTNERS


                              By: /s/ Elton R. Vogel
                                 ------------------------------
                              Name: Elton R. Vogel
                              Its:  General Partner

                              c/o NationsBanc Montgomery Securities LLC
                              100 N. Tryon Street, 7th Floor
                              Charlotte, North Carolina 28255
                              Tel: (704) 386-4216
                              Fax: (704) 386-3270
                              Attn: Elton R. Vogel


                              GLEACHER V, L.P.


                              By: /s/ Robert A. Engel
                                 ------------------------------
                              Name:  Robert A. Engel
                              Its:   General Partner


                              By: /s/ David W. Mills
                                 ------------------------------
                              Name:  David W. Mills
                              Its:   General Partner

                              c/o Gleacher NatWest, Inc.
                              660 Madison Avenue
                              New York, New York 10021-8405
                              Tel: (212) 418-4234
                              Fax: (212) 843-4910
                              Attn: Robert A. Engel

                              CDI CAPITAL PARTNERS


                              By: /s/ Kevin A. Mundt
                                 ------------------------------
                              Name: Kevin A. Mundt
                              Its: General Partner

                              c/o Mercer Management Consulting
                              33 Hayden Avenue
                              Lexington, Massachusetts 02173
                              Tel: (781) 674-3890
                              Fax: (781) 862-3935
                              Attn: Kevin Mundt


                              /s/ Brian Schwartz
                              For John R. Woodard, Jr.
                              As Attorney-in-fact
                              ---------------------------------
                              JOHN R. WOODARD, JR.

                              c/o Vestar Capital Partners
                              Seventeenth Street Plaza
                              1225 17th Street, Suite 1660
                              Denver, Colorado 80202
                              Tel: (303) 292-6300
                              Fax: (303) 292-6639


                              /s/ James L. Elrod, Jr.
                              ---------------------------------
                              JAMES L. ELROD, JR.

                              c/o Vestar Capital Partners
                              245 Park Avenue, 41st Floor
                              New York, New York 10167
                              Tel: (212) 949-6500
                              Fax: (212) 808-4922

                              MANAGEMENT INVESTORS:


                              /s/ Frederick Alexander
                              ---------------------------------
                                  Name: Frederick Alexander

                              /s/ Michelle Cannon
                              ---------------------------------
                                  Name: Michelle Cannon

                              /s/ James Herrel
                              ---------------------------------
                                  Name: James Herrel

                              /s/ Steven Kaufman
                              ---------------------------------
                                  Name: Steven Kaufman

                              /s/ Mary Alice Kelly
                              ---------------------------------
                                  Name: Mary Alice Kelly

                              /s/ Anne Krajewski
                              ---------------------------------
                                  Name: Anne Krajewski

                              /s/ Peter Limeri
                              ---------------------------------
                                  Name: Peter Limeri

                              /s/ Kevin Mahoney
                              ---------------------------------
                                  Name: Kevin Mahoney

                              /s/ Philip Molinari
                              ---------------------------------
                                  Name: Philip Molinari

                              /s/ Dean Norman
                              ---------------------------------
                                  Name: Dean Norman

                              /s/ Robert Riesbeck
                              ---------------------------------
                                  Name: Robert Riesbeck

                              /s/ William Sheely
                              ---------------------------------
                                  Name: William Sheely

                              /s/ John Voith, Jr.
                              ---------------------------------
                                  Name: John Voith, Jr.

                              /s/ James Williams
                              ---------------------------------
                                  Name: James Williams

                              /s/ Kathy Wilson
                              ---------------------------------
                                  Name: Kathy Wilson

                              /s/ Sheldon Wolff
                              ---------------------------------
                                  Name: Sheldon Wolff

                              ORIGINAL EQUITY HOLDERS:


                              SOCIETE ANONYME D'ETUDES ET DE PARTICIPATIONS INDUSTRIELLES ET COMMERCIALES

                              By: /s/ Dominique Boucher
                                 ------------------------------
                                 Name: Dominique Boucher
                                 Title: Chairman of the Board

                              SES

                              By: /s/ B. De Bourepas
                                 ------------------------------
                                 Name: B. De Bourepas
                                 Title: Chairman

                              HOLBETON LIMITED

                              By: /s/ A. J. Staples    /s/ A. C. Crouse
                                 -------------------   -------------------
                                 Name: A. J. Staples       A. C. Crouse
                                 Title: Director           Director

                              CDR PARTICIPATIONS

                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              CONSORTIUM DE REALISATION SAS

                              By:
                                 ------------------------------
                                 Name:
                                 Title: